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Exhibit 99.1

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MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext
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☐ Mark this box with an X if you have made changes to your name or address details above.

Special Meeting Proxy Card

A. Proposals	PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

The Board of Directors recommends a vote FOR Proposals 1 and 2.

		For	Against	Abstain
1.	A proposal to approve the issuance of Valero L.P. common units pursuant to the Agreement and Plan of Merger, dated as of October 31, 2004, by and among Valero L.P., Kaneb Pipe Line Partners, L.P. and the other parties thereto, as it may be amended from time to time.	☐	☐	☐

		For	Against	Abstain
2.	A proposal to adjourn the Special Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the issuance of Valero L.P. common units described in proposal 1.	☐	☐	☐
3.	In their discretion, the proxies named herein are also authorized to take action upon any other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

B.  Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned unitholder. If no direction is made, this proxy will be voted FOR each of the proposals. In addition, this proxy will be voted at the discretion of the proxy holder(s) upon any other matter that may properly come before the Special Meeting, or any reconvened meeting following an adjournment or postponement of the Special Meeting.

Receipt from Valero L.P., prior to the execution of this proxy, of the Notice of the Special Meeting, and the accompanying proxy statement is hereby acknowledged.

Please sign exactly as your name appears on this Proxy card. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If units are held jointly, each holder should sign.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

/ /

2UPX        HHH        PPPP        0048751

Proxy—Valero L.P.

PROXY FOR SPECIAL MEETING OF UNITHOLDERS—March 11, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VALERO GP, LLC, THE GENERAL PARTNER OF VALERO L.P.'S GENERAL PARTNER.

The undersigned hereby appoint(s) Curtis Anastasio and Bradley Barron, and each of them or their substitutes, with full power to act alone, the true and lawful attorneys-infact and proxies of the undersigned, with full powers of substitution, and hereby authorize(s) them and each of them, to represent the undersigned and to vote all common units of Valero L.P. (the "Company") that the undersigned is entitled to vote at the Special Meeting of unitholders of the Company to be held at Valero L.P.'s headquarters at One Valero Way, San Antonio, Texas 78249, at 4:00 p.m. local time, on Friday, March 11, 2005, and any and all adjournments and postponements thereof, with all powers the undersigned would possess if personally present, on the following proposals and any other matters coming before said meeting.

PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

(Continued and to be voted on reverse side.)

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)	To vote using the Internet

•	Call toll free 1-877-515-1696 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY
•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.

C0123456789	12345

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on March 11, 2005.

THANK YOU FOR VOTING

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  Exhibit 99.1